Exhibit 2.1


                  HOLDING COMPANY REORGANIZATION AGREEMENT


         HOLDING COMPANY REORGANIZATION AGREEMENT ("Agreement"), dated as of July 1, 2001, by and among USX Corporation, a Delaware corporation ("Old USX"), USX HoldCo, Inc., a Delaware corporation and wholly owned subsidiary of Old USX, to be renamed "USX Corporation" ("USX"), and United States Steel LLC, a Delaware limited liability company and wholly owned subsidiary of USX ("SteelCo").

                            W I T N E S S E T H:

         WHEREAS, Old USX is a diversified company principally engaged in the energy business and the steel business;

         WHEREAS, pursuant to the Restated Certificate of Incorporation of Old USX (the "Restated Certificate"), the businesses of Old USX are divided between two groups, the U. S. Steel Group and the Marathon Group (each, as defined in the Restated Certificate);

         WHEREAS, Old USX has outstanding two classes of common stock, USX-Marathon Group Common Stock, par value $1.00 per share ("Marathon Group Shares"), which is intended to reflect the performance of the Marathon Group, and USX-U. S. Steel Group Common Stock, par value $1.00 per share ("U. S. Steel Group Shares"), which is intended to reflect the performance of the U. S. Steel Group;

         WHEREAS, Old USX has outstanding one series of preferred stock, without par value, designated as 6.50% Cumulative Convertible Preferred Stock ("6.50% Preferred Shares");

         WHEREAS, the Board of Directors of Old USX (the "Board") has determined that it is advisable and in the best interests of Old USX and its stockholders to implement a holding company structure by merging Old USX with and into SteelCo (the "HoldCo Merger"), subject to the terms and conditions hereof, and pursuant to Section 251(g) of the General
Corporation Law of the State of Delaware (as amended from time to time, the "DGCL") and Section 18-209 of the Delaware Limited Liability Company Act
(as amended from time to time, the "DLLCA"), with SteelCo continuing as the susviving entity and a wholly owned subsidiary of USX, so that, immediately following the HoldCo Effective Time (as defined herein), USX will be a holding company that owns all of the outstanding equity of Marathon (which shall own and operate the business of the Marathon Group) and SteelCo
(which shall own and operate the business of the U. S. Steel Group);

         WHEREAS, the Board has determined that the HoldCo Merger will align the liabilities and risks of the business of the Marathon Group and the U. S. Steel Group with the company responsible for such liabilities and risks;

         WHEREAS, the Board has, in light of and subject to the terms and conditions set forth herein, (i) determined that the HoldCo Merger is advisable and in the best interests of Old USX and the holders of each of the Marathon Group Shares and the U. S. Steel Group Shares and (ii) approved and declared the advisability of this Agreement and the transactions contemplated hereby, including, without limitation, the HoldCo Merger;

         WHEREAS, the board of directors of SteelCo has approved and declared the advisability of this Agreement and the transactions contemplated hereby, including, without limitation, the HoldCo Merger;

         WHEREAS, it is the intention of the parties hereto that the transactions contemplated by this Agreement shall be a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder; and

         WHEREAS, the parties hereto desire to make certain covenants and agreements and to allocate certain assets, liabilities and obligations in connection with the HoldCo Merger and the other transactions contemplated by this Agreement (collectively, the "Transactions") and to prescribe various conditions to the Transactions.

         NOW, THEREFORE, in furtherance of the foregoing and in consideration of the mutual promises and undertakings contained herein and in any other document executed in connection with this Agreement, the parties agree as follows:


                                 ARTICLE I

                                DEFINITIONS

                  Section 1.1 General. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (a) "Action" shall mean any action, claim
(whether or not filed), suit, arbitration, inquiry, demand, proceeding or investigation.

                           (b) "Applicable Law" shall mean, with respect to
any Person, all statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority applicable to such Person or its business, properties and assets.

                           (c) "Cash" shall mean cash on hand, all other
cash in any bank, savings or similar accounts at any financial institution, and checks, drafts and similar instruments and any bonds or similar marketable securities, certificates of deposit, commercial paper, eurodollar deposits and any other cash equivalents, held in the name of or for the account of Old USX.

                           (d) "Contract" shall mean any contract,
agreement, lease, license, sales order, purchase order, instrument or other commitment, written or oral.

                           (e) "Disclosure Letter" shall mean the letter,
dated as of the date hereof, delivered by Old USX to the other parties hereto, as the same may be amended or supplemented from time to time in a document signed by all parties hereto.

                           (f) "Employee Arrangements" shall mean all
employment or consulting agreements or arrangements, all severance or change in control agreements or arrangements and all other agreements or arrangements with respect to the employment and termination of employment of any employee, officer or director (other than any Employee Benefit
Plan).

                           (g) "Employee Incentive Plans" shall mean all
incentive compensation, stock award, stock option or stock purchase plans and equity compensation arrangements.

                           (h) "Governmental Authority" shall mean any
foreign, federal, state or local government, court, agency or commission or other governmental or regulatory body or authority.

                           (i) "Group" shall mean the Marathon Group and/or
the U. S. Steel Group, as the case may be.

                           (j) "Joint Insurance Arrangements" shall mean
the insurance policies and Contracts of Old USX existing at the HoldCo Effective Time and/or prior thereto that are (i) owned or maintained by or on behalf of Old USX or any of its predecessors and that relate to both (a) the U. S. Steel Group assets, business and/or Liabilities and (b) the Marathon Group assets, business and/or Liabilities, and (ii) are listed in
Section 2.1(b)(iv) of the Disclosure Letter.

                           (k) "Liability" shall mean, with respect to any
Person, except as otherwise expressly provided herein, any direct or indirect liability (whether absolute, accrued or unaccrued, contingent, liquidated or unliquidated, matured or unmatured or known or unknown), indebtedness, obligation, expense, claim, deficiency, guarantee or endorsement of or by such Person (including, without limitation, those arising under any Applicable Law or Action or under any award of any court, tribunal or arbitrator of any kind, and those arising under any Contract).

                           (l) "Marathon" shall mean Marathon Oil Company,
an Ohio corporation and a wholly owned subsidiary of Old USX.

                           (m) "Marathon Insurance Arrangements" shall mean
the insurance policies and Contracts of Old USX existing immediately prior to the HoldCo Effective Time which are owned or maintained by or on behalf of Old USX or any of its predecessors and which relate only to the assets, business and/or Liabilities of the Marathon Group.

                           (n) "Person" or "Persons" shall mean and include
any individual, partnership, joint venture, corporation, association, joint stock company, limited liability company, trust, unincorporated organization or similar entity.

                           (o) "SEC" shall mean the United States
Securities and Exchange Commission.

                           (p) "Subsidiary" shall mean, with respect to any
Person, each corporation, partnership, limited liability company or other legal entity of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, limited liability company or other legal entity.

                           (q) "USX Corporate Assets" shall mean assets
owned or leased by Old USX at the HoldCo Effective Time and which are not designated in the accounting records of Old USX as being solely attributable to either Group. Without limiting the foregoing, USX Corporate Assets shall include those assets listed in Section 1.1(q) of the Disclosure Letter.

                           (r) "USX Corporate Bank Accounts" shall mean the
bank and other accounts listed in Section 1.1(r) of the Disclosure Letter.

                           (s) "USX Corporate Employees" shall mean all
persons employed by Old USX at the HoldCo Effective Time who are designated in the payroll records of Old USX as employees of USX headquarters.

                           (t) "USX Corporate Liabilities" shall mean the
Liabilities of Old USX as of the HoldCo Effective Time which are either (i) listed in Section 1.1(t) of the Disclosure Letter, or (ii) which are reflected in the accounting records of Old USX and are not attributed in such records solely to either Group.

                           (u) "USX Employee Arrangements" shall mean the
Employee Arrangements to which Old USX is a party listed in Section 1.1(u) of the Disclosure Letter.

                           (v) "USX Employee Incentive Plans" shall mean
all Employee Incentive Plans sponsored by Old USX or to which Old USX is a party that are listed in Section 1.1(v) of the Disclosure Letter.

                           (w) "USX Trademark" shall mean the mark "USX" in
word form and all variations of the foregoing, including the registration listed in Section 1.1(w) of the Disclosure Letter.

                  Section 1.2  Other Definitional Provisions.

                           (a) The words "hereof", "herein", "hereunder"
and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                           (b) The terms defined in the singular shall have
a comparable meaning when used in the plural, and vice versa.

                           (c) The terms "dollars" and "$" shall mean
United States dollars.

                  Section 1.3 Terms Defined Elsewhere in this Agreement. For the purposes of this Agreement, the following terms have the meanings set forth on the pages indicated:

6.50% Accumulated Dividends..................................................13
6.50% Preferred Shares........................................................1
Action........................................................................3
Agreement.....................................................................1
Applicable Law................................................................3
Board.........................................................................1
Cash..........................................................................3
Code..........................................................................2
Contract......................................................................3
CSE...........................................................................9
DGCL..........................................................................1
Disclosure Letter.............................................................3
DLLCA.........................................................................1
Employee Arrangements.........................................................3
Employee Incentive Plans......................................................3
Governmental Authority........................................................4
Group.........................................................................4
HoldCo Certificate of Merger.................................................11
HoldCo Closing...............................................................11
HoldCo Closing Date..........................................................11
HoldCo Effective Time........................................................11
HoldCo Merger.................................................................1
Joint Insurance Arrangements..................................................4
Liability.....................................................................4
Marathon......................................................................4
Marathon Group Shares.........................................................1
Marathon Insurance Arrangements...............................................4
Marathon SAR.................................................................15
New 6.50% Preferred Shares....................................................9
New Marathon Group Shares.....................................................9
New SteelCo Interest.........................................................13
New U. S. Steel Group Shares..................................................9
NYSE..........................................................................9
Old USX.......................................................................1
Person........................................................................4
PSE...........................................................................9
Restated Certificate..........................................................1
Restated LLC Agreement.......................................................12
Restated USX Certificate.....................................................10
SEC...........................................................................5
SteelCo.......................................................................1
SteelCo Interest.............................................................13
SteelCo LLC Agreement.........................................................9
Stockholder Rights Plan......................................................16
Subsidiary....................................................................5
Surviving Entity.............................................................11
Transactions..................................................................2
U. S. Steel Group Shares......................................................1
U. S. Steel Group Option.....................................................14
U. S. Steel SAR..............................................................15
USX...........................................................................1
USX By-Laws...................................................................8
USX Certificate...............................................................8
USX Corporate Assets..........................................................5
USX Corporate Employees.......................................................5
USX Corporation..............................................................10
USX Employee Arrangements.....................................................5
USX Employee Incentive Plans..................................................5
USX Trademark.................................................................5




                                 ARTICLE II

                             THE HOLDCO MERGER

                  Section 2.1 Actions to be Taken Prior to the HoldCo Merger. Prior to the HoldCo Effective Time, Old USX has taken, or has caused to be taken, or shall take, or shall cause to be taken, the following actions:

                           (a) Old USX has organized USX as a corporation,
pursuant to the DGCL, wholly owned by Old USX, with a certificate of incorporation in the form of Appendix A hereto (the "USX Certificate") and by-laws in the form of Appendix B hereto (the "USX By-Laws"). USX has no assets or liabilities and has conducted no business, other than in connection with its organization.

                           (b) Old USX shall contribute to USX all of its
right, title and interest in and to the following assets, effective at the HoldCo Effective Time:

                                    (i) all of the issued and outstanding
         shares of common stock, no par value, of Marathon;

                                    (ii) all of the issued and outstanding
         shares of capital stock of USX Portfolio Delaware, Inc.;

                                    (iii) all of the USX Corporate Bank
         Accounts and all Cash of Old USX in the USX Corporate Bank
         Accounts;

                                    (iv) the Marathon Insurance
         Arrangements and Joint Insurance Arrangements, as listed on
         Section 2.1(b)(iv) of the Disclosure Letter;

                                    (v) all USX Corporate Assets except
         those listed on Section 2.1(b)(v) of the Disclosure Letter;

                                    (vi) the USX Trademark; and

                                    (vii) all of the other assets listed in
         Section 2.1(b)(vii) of the Disclosure Letter.

                           (c) USX has formed SteelCo as a limited
liability company, pursuant to the DLLCA, wholly owned by USX, with a limited liability company operating agreement in the form of Appendix C hereto (the "SteelCo LLC Agreement"). SteelCo has no assets or liabilities and has conducted no business, other than in connection with its formation.

                           (d) USX shall prepare and submit to the New York
Stock Exchange (the "NYSE"), the Pacific Stock Exchange (the "PSE") and the Chicago Stock Exchange (the "CSE") an application (or amendment thereto) for listing on the NYSE, the PSE and the CSE of the USX-U. S. Steel Group Common Stock, par value $1.00 per share, of USX ("New U. S. Steel Group Shares") to be issued to holders of U. S. Steel Group Shares in the HoldCo Merger, and shall use its reasonable efforts to obtain, prior to the HoldCo Effective Time, approval for the listing of such shares, subject to official notice of issuance.

                           (e) USX shall prepare and submit to the NYSE,
the PSE and the CSE an application (or amendment thereto) for listing on the NYSE, the PSE and the CSE of the USX-Marathon Group Common Stock, par value $1.00 per share, of USX ("New Marathon Group Shares") to be issued to holders of Marathon Group Shares in the HoldCo Merger, and shall use its reasonable efforts to obtain, prior to the HoldCo Effective Time, approval for the listing of such shares, subject to official notice of issuance.

                           (f) USX shall prepare and submit to the NYSE an
application (or amendment thereto) for listing on the NYSE of the 6.50% Cumulative Convertible Preferred Stock, no par value, of USX ("New 6.50% Preferred Shares") to be issued to holders of 6.50% Preferred Shares in the HoldCo Merger, and shall use its reasonable efforts to obtain, prior to the HoldCo Effective Time, approval for the listing of such shares, subject to official notice of issuance.

                           (g) Old USX shall assign to USX, and USX shall
assume and agree to pay, perform and discharge when due, all USX Corporate Liabilities, effective at the HoldCo Effective Time. Such assignment and assumption of the USX Corporate Liabilities shall be effected by (i) USX executing and delivering to Old USX one or more Assumption Agreements, effective at the HoldCo Effective Time, in such form as Old USX and USX determine to be appropriate, to evidence the assignment to, and assumption by, USX of the USX Corporate Liabilities pursuant to this Section 2.1(g), and (ii) complying with any other requirements or provisions of the USX Corporate Liabilities that are necessary or appropriate to effect such assignment and assumption.

                           (h) USX shall offer employment to all USX
Corporate Employees other than those listed on Section 2.1(h) of the Disclosure Letter, and effective as of the HoldCo Effective Time, Old USX hereby assigns to USX all of Old USX's right, title and interest in and to, and, effective as of the HoldCo Effective Time, USX hereby assumes and agrees to pay, perform and discharge when due, all of Old USX's Liabilities arising under or relating to the USX Employee Arrangements.

                           (i) USX shall take all actions necessary to
amend and restate the USX Certificate in its entirety at the HoldCo Effective Time, to read in its entirety as set forth in Appendix D hereto (the "Restated USX Certificate"), to provide that, effective as of the HoldCo Effective Time, (i) USX shall have the same capitalization of Old USX, as set forth in the Restated Certificate, and (ii) the name of USX shall be "USX Corporation."

                           (j) Old USX and USX shall take all actions as
are necessary to ensure that the directors of Old USX immediately prior to the HoldCo Effective Time shall be the directors of USX as of the HoldCo Effective Time and USX hereby acknowledges and agrees that such directors shall hold office as directors of USX from and after the HoldCo Effective Time until the earlier of their resignations or their respective successors are duly elected or appointed and qualified in the manner provided for in the Restated USX Certificate and the USX By-Laws, or as otherwise provided by Applicable Law.

                           (k) Old USX and USX shall take all actions as
are necessary to ensure that the officers of Old USX in office immediately prior to the HoldCo Effective Time who are USX Corporate Employees shall be the officers of USX as of the HoldCo Effective Time and USX hereby acknowledges and agrees that such officers shall hold office as officers of USX from and after the HoldCo Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in the manner provided in the Restated USX Certificate and the USX By-Laws, or as otherwise provided by Applicable Law.

                           (l) USX shall assume and adopt in their
entirety, effective immediately prior to the HoldCo Effective Time, all USX Employee Incentive Plans, and Old USX shall, and does hereby, consent to such assumption and adoption by USX.

                  Section 2.2 The HoldCo Merger. At the HoldCo Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with Section 251(g) of the DGCL and Section 18-209 of the DLLCA, Old USX shall be merged with and into SteelCo. Following the HoldCo Effective Time, SteelCo shall continue as the surviving entity (the "Surviving Entity") and as a wholly owned Subsidiary of USX and the separate corporate existence of Old USX shall cease in accordance with the DGCL.

                  Section 2.3 HoldCo Effective Time. Subject to the provisions of this Agreement, the HoldCo Merger shall be consummated by filing an appropriate certificate of merger (the "HoldCo Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and the DLLCA as soon as practicable on or after the HoldCo Closing Date (as defined in Section 2.4 below). The HoldCo Merger shall become effective upon such filing or at such time thereafter as provided in the HoldCo Certificate of Merger (the "HoldCo Effective Time").

                  Section 2.4 Closing of the HoldCo Merger. The closing of the HoldCo Merger (the "HoldCo Closing") shall take place at the offices of Old USX, 600 Grant Street, Pittsburgh, Pennsylvania 15219-4776, at 8:30 a.m. (local time), on a date to be specified by the parties, which shall be as soon as practicable after satisfaction or waiver (to the extent and in the manner permitted by this Agreement and Applicable Law) of all of the conditions to the HoldCo Merger set forth in Section 3.1 hereof (the "HoldCo Closing Date"), unless the parties agree to another time, date or place in writing.

                  Section 2.5 Effects of the HoldCo Merger.

                           (a) The HoldCo Merger shall have the effects set
forth in Section 259 of the DGCL and Section 18-209(g) of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the HoldCo Effective Time, all properties, rights, privileges, powers and franchises of Old USX shall vest in SteelCo, and, subject to Section 2.1(g) hereof, all Liabilities, debts and duties of Old USX shall become the Liabilities, debts and duties of SteelCo.

                           (b) Except as expressly provided herein, or in
the Assumption Agreements contemplated in Section 2.1(g) hereof, USX is not assuming, and does not intend to assume, any Liability of Old USX.

                  Section 2.6  Organizational Documents.

                           (a) At the HoldCo Effective Time, without any
further action on the part of SteelCo or Old USX, the SteelCo LLC Agreement, as in effect immediately prior to the HoldCo Effective Time, shall be amended and restated in its entirety to read as set forth in Appendix E hereto and, as so amended, shall be the limited liability company operating agreement of SteelCo (the "Restated LLC Agreement"), until thereafter amended as provided therein or by the DLLCA.

                           (b) USX hereby covenants and agrees that the
Restated USX Certificate and the USX By-Laws shall be the certificate of incorporation and by-laws, respectively, of USX from and after the HoldCo Effective Time, until thereafter amended as provided by the DGCL and such Restated USX Certificate and USX By-Laws.

                  Section 2.7 Directors. The directors of SteelCo immediately prior to the HoldCo Effective Time shall be the directors of SteelCo from and after the HoldCo Effective Time and shall hold office until the earlier of their resignations or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in the Restated LLC Agreement, or as otherwise provided by Applicable Law.

                  Section 2.8 Officers. The officers of SteelCo immediately prior to the HoldCo Effective Time shall be the officers of SteelCo from and after the HoldCo Effective Time and shall hold office until the earlier of their resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided in the Restated LLC Agreement, or as otherwise provided by Applicable Law.

                  Section 2.9 Conversion of Securities. At the HoldCo Effective Time, by virtue of the HoldCo Merger and without any action on the part of any holder thereof:

                           (a) U. S. Steel Group Shares. Each U. S. Steel
Group Share issued and outstanding or held in the treasury of Old USX or by any Subsidiary of Old USX immediately prior to the HoldCo Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable New U. S. Steel Group Share.

                           (b) Marathon Group Shares. Each Marathon Group
Share issued and outstanding or held in the treasury of Old USX or by any Subsidiary of Old USX immediately prior to the HoldCo Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable New Marathon Group Share.

                           (c) SteelCo Limited Liability Company Interests.
Each limited liability company interest of SteelCo ("SteelCo Interest") issued and outstanding immediately prior to the HoldCo Effective Time shall remain outstanding, unaffected by the HoldCo Merger, and thereafter represent one duly issued limited liability company interest in the Surviving Entity ("New SteelCo Interest").

                           (d) USX Common Stock. Each share of common
stock, par value $.01 per share, of USX issued and outstanding immediately prior to the HoldCo Effective Time shall automatically be cancelled and retired and shall cease to exist without payment of any consideration therefor.

                           (e) 6.50% Preferred Shares. Each 6.50% Preferred
Share, issued and outstanding immediately prior to the HoldCo Effective Time shall be converted into and thereafter represent one validly issued, fully paid and nonassessable New 6.50% Preferred Share, and shall thereafter be entitled to the same rights, preferences and privileges as set forth in the Restated Certificate, except that all references therein to the Marathon Group Shares and the U. S. Steel Group Shares shall be deemed to be references to the New Marathon Group Shares and New U. S. Steel Group Shares, respectively. The rights to accrued, accumulated and unpaid dividends on each outstanding 6.50% Preferred Share shall be preserved, unimpaired, unchanged, and unaffected by such conversion in the HoldCo Merger (the "6.50% Accumulated Dividends"). The 6.50% Accumulated Dividends shall carry over, pertain to and become accrued, accumulated, and unpaid dividends on each such New 6.50% Preferred Share, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of New 6.50% Preferred Shares.

                  Section 2.10 No Surrender of Certificates; Rights of Certificate Holders. From and after the HoldCo Effective Time, holders of certificates formerly evidencing U. S. Steel Group Shares or Marathon Group Shares shall cease to have any rights as stockholders of Old USX and:

                           (a) each outstanding stock certificate that,
immediately prior to the HoldCo Effective Time, evidenced U. S. Steel Group Shares shall be deemed and treated for all corporate purposes to evidence the ownership of the number of New U. S. Steel Group Shares into which such
U. S. Steel Group Shares were converted pursuant to the provisions of
Section 2.9(a) hereof;

                           (b) each outstanding stock certificate that,
immediately prior to the HoldCo Effective Time, evidenced Marathon Group Shares shall be deemed and treated for all corporate purposes to evidence the ownership of the number of New Marathon Group Shares into which such Marathon Group Shares were converted pursuant to the provisions of Section 2.9(b) hereof; and

                           (c) each outstanding stock certificate that,
immediately prior to the HoldCo Effective Time, evidenced 6.50% Preferred Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of New 6.50% Preferred Stock into which such shares of 6.50% Preferred Stock were converted pursuant to the provisions of Section 2.9(e) hereof.

                  Section 2.11 Treatment of USX Stock Options and Stock Appreciation Rights.

                           (a) U. S. Steel Group Options. Each option to
purchase U. S. Steel Group Shares which has been granted under the USX Corporation 1990 Stock Plan and is outstanding and unexercised immediately prior to the HoldCo Effective Time, whether or not vested or exercisable ("U. S. Steel Group Option") shall, without any further action on the part of Old USX or any holder thereof, be assumed as of the HoldCo Effective Time by USX and deemed to constitute an option to purchase the same number of New U. S. Steel Group Shares as was subject to the U. S. Steel Group Option being assumed, at the same exercise price, for the same remaining period, and otherwise subject to the same terms and conditions (including those relating to vesting) applicable to the U. S. Steel Group Option being assumed.

                           (b) U. S. Steel Stock Appreciation Rights. Each
stock appreciation right relating to U. S. Steel Group Shares which has been granted under the USX Corporation 1990 Stock Plan and is outstanding and unexercised immediately prior to the HoldCo Effective Time, whether or not vested or exercisable ("U. S. Steel SAR"), shall, without any further action on the part of Old USX or any holder thereof, be assumed as of the HoldCo Effective Time by USX and deemed to constitute a stock appreciation right with respect to New U. S. Steel Group Shares, which shall otherwise be subject to the same terms and conditions applicable to the U. S. Steel SAR being assumed.

                           (c) Marathon Group Options. Each option to
purchase Marathon Group Shares which has been granted under the USX Corporation 1990 Stock Plan and is outstanding and unexercised immediately prior to the HoldCo Effective Time, whether or not vested or exercisable ("Marathon Group Option"), shall, without any further action on the part of Old USX or any holder thereof, be assumed as of the HoldCo Effective Time by USX and deemed to constitute an option to purchase the same number of New Marathon Group Shares as was subject to the Marathon Group Option being assumed, at the same exercise price, for the same remaining period, and otherwise subject to the same terms and conditions (including those relating to vesting) applicable to the Marathon Group Option being assumed.

                           (d) Marathon Stock Appreciation Rights. Each
stock appreciation right relating to Marathon Group Shares which has been granted under the USX Corporation 1990 Stock Plan and is outstanding and unexercised immediately prior to the HoldCo Effective Time, whether or not vested or exercisable ("Marathon SAR"), shall, without any further action on the part of Old USX or any holder thereof, be assumed as of the HoldCo Effective Time by USX and deemed to constitute a stock appreciation right with respect to New Marathon Group Shares, which shall otherwise be subject to the same terms and conditions applicable to the Marathon SAR being assumed.

                  Section 2.12 Treatment of Restricted Stock. Effective as of the HoldCo Effective Time, all restricted U. S. Steel Group Shares and restricted Marathon Group Shares granted under the USX Corporation 1990 Stock Plan and outstanding immediately prior to the HoldCo Effective Time shall be converted into restricted New U. S. Steel Group Shares and restricted New Marathon Group Shares pursuant to Section 2.9 (a) and (b), respectively. After the HoldCo Effective Time, such restricted shares shall be subject to the same terms and conditions (including those relating to vesting) as were applicable to such restricted shares prior to the HoldCo Merger.

                  Section 2.13 Assumption of Rights Agreement. Upon and as of the HoldCo Effective Time, Old USX shall assign to USX all of its right, title and interest in and to, and USX shall assume and agree to perform and discharge when due, all of the obligations of Old USX under, the Rights Agreement, dated as of September 28, 1999, between Old USX and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Stockholder Rights Plan"). Such assignment and assumption shall be effected by Old USX, USX and the Rights Agent entering into an amendment to the Stockholder Rights Plan, in such form as the parties deem appropriate, evidencing such assignment and assumption.

                  Section 2.14 Subsequent Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the HoldCo Merger. If, at any time after the HoldCo Effective Time, SteelCo or USX shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in SteelCo its right, title or interest in, to or under any of the rights, properties or assets of Old USX acquired or to be acquired by SteelCo as a result of, or in connection with, the HoldCo Merger or otherwise to carry out this Agreement, the officers and directors of SteelCo and USX shall be authorized to execute and deliver, in the name and on behalf of either SteelCo or Old USX, all such deeds, bills of sale, instruments of conveyance, assignments and assurances, and to take and do, in the name and on behalf of SteelCo, Old USX or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in SteelCo or otherwise to carry out this Agreement.

                  Section 2.15 Actions to be Taken Following the HoldCo Merger. Following the HoldCo Effective Time, USX shall take, or cause to be taken, the following actions:

                           (a) Promptly following the HoldCo Effective
Time, USX shall file with the SEC (i) a Current Report on Form 8-K reporting completion of the HoldCo Merger and (ii) post-effective amendments to any Forms S-8 and S-3 of Old USX that are then effective, in order to update such previously filed registration statements of Old USX to effect their assumption by USX as a successor issuer to Old USX.

                           (b) Following the HoldCo Effective Time, the
board of directors of USX shall adopt such resolutions as it deems necessary or appropriate to adopt the corporate procedures, authorizations and policies of Old USX that were approved by the Board prior to the HoldCo Effective Time.

                           (c) Following the HoldCo Effective Time, the
board of directors of SteelCo shall adopt such resolutions as it deems necessary or appropriate to adopt the corporate procedures, authorizations and policies of the U. S. Steel Group that were approved by the board of directors of the U. S. Steel Group prior to the HoldCo Effective Time.


                                ARTICLE III

                                 CONDITIONS

                  Section 3.1 Conditions to the HoldCo Merger. The respective obligations of Old USX and SteelCo to effect the HoldCo Merger are subject to the satisfaction or waiver (to the extent and as permitted by this Agreement and Applicable Law) of each of the following conditions:

                           (a) Listing of New U. S. Steel Group Shares. The
New U. S. Steel Group Shares to be issued in the HoldCo Merger shall have been approved for listing on the NYSE, the PSE and the CSE, subject to official notice of issuance.

                           (b) Listing of New Marathon Group Shares. The
New Marathon Group Shares to be issued in the HoldCo Merger have been approved for listing on the NYSE, the PSE and the CSE, subject to official notice of issuance.

                           (c) Listing of New 6.50% Preferred Shares. The
New 6.50% Preferred Shares to be issued in the HoldCo Merger have been approved for listing on the NYSE, subject to official notice of issuance.

                           (d) No Injunctions. No order, injunction or
decree shall have been issued by any Governmental Authority and remain in effect which prohibits or prevents the consummation of the HoldCo Merger.

                           (e) Consents. All material consents,
authorizations and approvals of, and filings with, any Governmental Authority or any other Person required to consummate the HoldCo Merger shall have been obtained and be in full force and effect.

                  Section 3.2 Determination as to Fulfillment of
Conditions. All determinations to be made concerning satisfaction or waiver of the conditions set forth in this Article III shall be made by the Board, in its sole discretion, on behalf of each of the parties hereto, and shall be final and conclusive.


                                 ARTICLE IV

                         TERMINATION AND AMENDMENT

                  Section 4.1 Termination at any Time by the Board. This Agreement may be terminated and the Transactions, including, without limitation, the HoldCo Merger, may be abandoned at any time prior to the HoldCo Effective Time, by and in the sole discretion of the Board, without the approval of any other party hereto or of Old USX's stockholders. In the event of such termination, no party hereto shall have any liability to any Person by reason of this Agreement.

                  Section 4.2 Amendment. This Agreement may be amended, modified or supplemented at any time as determined by the Board, and shall be evidenced by a written agreement signed by all of the parties hereto.


                                 ARTICLE V

                             GENERAL PROVISIONS

                  Section 5.1  Assignment of Contracts or Rights.

                           (a) Notwithstanding anything contained herein to
the contrary, this Agreement shall not constitute an agreement to transfer, convey or assign any Contract or any claim or right or any benefit arising under or resulting from such Contract if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, or would in any way adversely affect the rights of the parties hereto under such Contract. If any conveyance, transfer or assignment of any interest in, or Liability, obligation or commitment under, any Contract requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained.

                           (b) Subject to the satisfaction or waiver, to
the extent permitted by Applicable Law, of the conditions to the HoldCo Merger set forth in Section 3.1, if any consent referred to in subsection
(a) above is not obtained prior to the HoldCo Effective Time, USX and SteelCo shall cooperate (at their own expense) in any lawful and reasonable arrangement reasonably proposed by either party under which the party who is intended, under the terms of this Agreement, to receive an assignment of such Contract shall obtain the economic claims, rights and benefits under the Contract with respect to which the consent has not been obtained in accordance with this Agreement. Such reasonable arrangement may include
(i) the subcontracting, sublicensing or subleasing of any and all rights under such Contract and (ii) the enforcement by either party of such rights under such Contract.

                  Section 5.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, without reference to choice of law principles, including matters of construction, validity and performance.

                  Section 5.3 Notices. Notices, requests, permissions, waivers, referrals and all other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any limited liability company or corporation the signature shall be by an officer thereof) and delivered by hand or by telecopy or on the date of receipt indicated on the return receipt if mailed (registered or certified, return receipt requested, properly addressed and postage prepaid):

               If to SteelCo, to:

                        United States Steel LLC
                        600 Grant Street
                        Pittsburgh, Pennsylvania  15219-4776
                        Attention:  General Counsel
                        Telephone: (412) 433-1117

               If to Old USX or USX, to:

                        USX Corporation
                        600 Grant Street
                        Pittsburgh, Pennsylvania  15219-4776
                        Attention:  General Counsel
                        Telephone: (412) 433-1117

Such names and addresses may be changed by notice given in accordance with this Section 5.3. Copies of all notices, requests, permissions, waivers, referrals and all other communications hereunder given prior to the HoldCo Effective Time shall be given to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        4 Times Square
                        New York, New York  10036-6522
                        Attention:  Roger S. Aaron, Esquire
                        Telephone: (212) 735-3000

                  Section 5.4 Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person or entity other than the parties hereto and their respective heirs, successors and permitted assigns. Without limiting the foregoing, the inclusion of any matter within the defined term "USX Corporate Liability" is merely for purposes of allocating responsibility for such matter as between the parties hereto and such inclusion does not and is not intended to acknowledge legal enforceability or waive any defenses.

                  Section 5.5 Entire Agreement. This Agreement, together with the Disclosure Letter and all schedules, appendices, certificates, instruments and agree ments delivered pursuant hereto and thereto, contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

                  Section 5.6 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections" or "Appendices" shall be deemed to be references to Articles or Sections hereof or Appendices hereto unless otherwise indicated. All references herein to "Sections" of the Disclosure Letter shall be deemed to be references to the Disclosure Letter unless otherwise indicated.

                  Section 5.7 Schedules. The Disclosure Letter and all Appendices referenced in this Agreement and attached hereto are incorporated into this Agreement by reference and made a part hereof.

                  Section 5.8 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

                  Section 5.9 Parties in Interest; Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon Old USX, SteelCo and USX and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

                  Section 5.10 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. Each party hereby consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, the Court of Common Pleas of New Castle County, Delaware or the United States District Court for the District of Delaware to resolve any disputes under this Agreement and all parties waive any and all defenses that they may have to challenge the jurisdiction or venue of such courts.


         IN WITNESS WHEREOF, each of the parties has caused this Holding Company Reorganization Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                              USX CORPORATION


                              By: /s/ E. F. Guna
                                 ----------------------------------------
                                   Name:   E. F. Guna
                                   Title:  Vice President & Treasurer


                              USX HOLDCO, INC.


                              By: /s/ R. M. Stanton
                                 ----------------------------------------
                                   Name:  R. M. Stanton
                                   Title: President


                              UNITED STATES STEEL LLC


                              By:  /s/ R. M. Stanton
                                 ----------------------------------------
                                   Name:  R. M. Stanton
                                   Title: President